Exhibit 99.(a)(xx)

LORD ABBETT RESEARCH FUND, INC.

ARTICLES SUPPLEMENTARY

LORD ABBETT RESEARCH FUND, INC., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: In accordance with § 2-105(c) of the Maryland General Corporation Law, the total number of shares of capital stock (the “Capital Stock”) that the Corporation shall have the authority to issue is hereby increased to 3,045,000,000 shares, of the par value $.001 each, having an aggregate par value of $3,045,000.

SECOND: (a) 225,000,000 of the additional shares of Capital Stock authorized in Article FIRST are hereby classified and designated as shares of Lord Abbett Calibrated Dividend Growth Fund as follows:

Class A	78,125,000 shares
Class F	44,375,000 shares
Class F3	58,125,000 shares
Class I	44,375,000 shares

(b) 220,000,000 of the additional shares of Capital Stock authorized in Article FIRST are hereby classified and designated as shares of Lord Abbett Growth Opportunities Fund as follows:

Class A	38,000,000 shares
Class C	20,000,000 shares
Class F	36,000,000 shares
Class F3	36,000,000 shares
Class I	36,000,000 shares
Class R3	13,500,000 shares
Class R4	13,500,000 shares
Class R5	13,500,000 shares
Class R6	13,500,000 shares

(c) 420,000,000 of the additional shares of Capital Stock authorized in Article FIRST are hereby classified and designated as shares of Lord Abbett Small Cap Value Series as follows:

Class A	18,000,000 shares
Class C	10,000,000 shares
Class F	33,000,000 shares
Class F3	33,000,000 shares

Class I	115,000,000 shares
Class R3	52,750,000 shares
Class R4	52,750,000 shares
Class R5	52,750,000 shares
Class R6	52,750,000 shares

THIRD: Under a power contained in Article V of the charter of the Corporation (the “Articles”), the Board of Directors of the Corporation (the “Board of Directors”), by resolutions duly adopted, reclassified the shares of each of the following series and classes of Capital Stock as set forth below:

(a) 30,000,000 authorized but unissued Class B shares and 30,000,000 authorized but unissued Class T shares of Lord Abbett Calibrated Dividend Growth Fund are hereby reclassified as additional Class A shares of Lord Abbett Calibrated Dividend Growth Fund;

(b) 30,000,000 authorized but unissued Class B shares and 30,000,000 authorized but unissued Class T shares of Lord Abbett Growth Opportunities Fund are hereby reclassified as additional Class A shares of Lord Abbett Growth Opportunities Fund;

(c) 30,000,000 authorized but unissued Class B shares and 30,000,000 authorized but unissued Class T shares of Lord Abbett Small Cap Value Series are hereby reclassified as additional Class A shares of Lord Abbett Small Cap Value Series;

FOURTH: Prior to the increase in the authorized shares described in Article FIRST above and the reclassification of the Capital Stock as described in Articles SECOND and THIRD above, the total number of shares of Capital Stock that the Corporation had authority to issue was 2,180,000,000 shares, of the par value $.001 each, having an aggregate par value of $2,180,000. The authorized shares of the Corporation were classified and designated as follows:

Lord Abbett Calibrated Dividend Growth Fund
Class A	400,000,000 shares
Class B	30,000,000 shares
Class C	40,000,000 shares
Class F	100,000,000 shares
Class F3	30,000,000 shares
Class I	100,000,000 shares
Class P	20,000,000 shares
Class R2	30,000,000 shares
Class R3	30,000,000 shares
Class R4	30,000,000 shares
Class R5	30,000,000 shares
Class R6	30,000,000 shares
Class T	30,000,000 shares

Lord Abbett Growth Opportunities Fund
Class A	100,000,000 shares
Class B	30,000,000 shares
Class C	20,000,000 shares
Class F	30,000,000 shares
Class F3	30,000,000 shares
Class I	30,000,000 shares
Class P	20,000,000 shares
Class R2	30,000,000 shares
Class R3	30,000,000 shares
Class R4	30,000,000 shares
Class R5	30,000,000 shares
Class R6	30,000,000 shares
Class T	30,000,000 shares

Lord Abbett Small Cap Value Series
Class A	300,000,000 shares
Class B	30,000,000 shares
Class C	20,000,000 shares
Class F	30,000,000 shares
Class F3	30,000,000 shares
Class I	200,000,000 shares
Class P	50,000,000 shares
Class R2	30,000,000 shares
Class R3	30,000,000 shares
Class R4	30,000,000 shares
Class R5	30,000,000 shares
Class R6	30,000,000 shares
Class T	30,000,000 shares

FIFTH: Following the increase in the authorized shares described in Article FIRST above and the reclassification of the Capital Stock as described in Articles SECOND and THIRD above, the total number of shares of Capital Stock that the Corporation has authority to issue is 3,045,000,000 shares, of the par value $.001 each, having an aggregate par value of $3,045,000. The authorized shares of the Corporation are classified and designated as follows:

Lord Abbett Calibrated Dividend Growth Fund
Class A	538,125,000 shares
Class C	40,000,000 shares
Class F	144,375,000 shares

Class F3	88,125,000 shares
Class I	144,375,000 shares
Class P	20,000,000 shares
Class R2	30,000,000 shares
Class R3	30,000,000 shares
Class R4	30,000,000 shares
Class R5	30,000,000 shares
Class R6	30,000,000 shares

Lord Abbett Growth Opportunities Fund
Class A	198,000,000 shares
Class C	40,000,000 shares
Class F	66,000,000 shares
Class F3	66,000,000 shares
Class I	66,000,000 shares
Class P	20,000,000 shares
Class R2	30,000,000 shares
Class R3	43,500,000 shares
Class R4	43,500,000 shares
Class R5	43,500,000 shares
Class R6	43,500,000 shares

Lord Abbett Small Cap Value Series
Class A	378,000,000 shares
Class C	30,000,000 shares
Class F	63,000,000 shares
Class F3	63,000,000 shares
Class I	315,000,000 shares
Class P	50,000,000 shares
Class R2	30,000,000 shares
Class R3	82,750,000 shares
Class R4	82,750,000 shares
Class R5	82,750,000 shares
Class R6	82,750,000 shares

SIXTH: Subject to the power of the Board of Directors to classify and reclassify unissued shares, all shares of the Corporation hereby classified as specified herein shall be invested in the applicable portfolio of the Corporation and shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of a class of the applicable series as set forth in the Articles and shall be subject to all other provisions of the Articles relating to stock of the Corporation generally.

SEVENTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended. The shares of Capital Stock hereby reclassified as specified above have been duly classified by the Board of Directors under the authority contained in the Articles.

EIGHTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

-Signature page follows-

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and Assistant Secretary and attested by its Assistant Secretary on July 8, 2019.

LORD ABBETT RESEARCH FUND, INC.

By:	/s/Pamela P. Chen
Pamela P. Chen
Vice President and Assistant Secretary

ATTEST:

/s/Denise A. Wilson

Denise A. Wilson
Assistant Secretary

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